UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

EXCEED WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	47-3002566
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

1-2-38-8F, Esaka-cho,

Suita-shi, Osaka 564-0063, Japan

ceo.exceed.world@gmail.com

Telephone: +81-6-6339-4117

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V Financial Group, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: Jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-1, as amended, (File No. 333-210848), (the “Registration Statement”), originally filed with the Securities and Exchange Commission on April 21, 2016 by Exceed World, Inc., (the “Company”). The Commission declared the Registration Statement effective on July 20, 2016. The Registration Statement registered for resale by the selling shareholders named therein 3,000,000 shares of the Company’s common stock, par value $.0001 per share in a fixed price offering pursuant to Rule 415(a)(1)(i). There was a total of 3,300 registered shares sold in the offering. The offering was subsequently terminated by the Company on or about August 10, 2016. We are filing this Post-Effective Amendment No. 1 to the Registration Statement to maintain the effectiveness of the prior Registration statement and all shares registered in the offering which remain unsold by means of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Osaka, Japan, on November 22, 2017.

EXCEED WORLD, INC.

By: /s/ Tomoo Yoshida
Name: Tomoo Yoshida
Title: Chief Executive Officer Date: November 22, 2017

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Tomoo Yoshida  Signature: /s/ Tomoo Yoshida  Title: President, and Chief Executive Officer (Principal Executive Officer) Date: November 22, 2017

Name: Tomoo Yoshida  Signature: /s/ Tomoo Yoshida  Title: Chief Financial Officer (Principal Financial Officer)

Date: November 22, 2017

Name: Tomoo Yoshida  Signature: /s/ Tomoo Yoshida  Title: Chief Accounting Officer (Principal Accounting Officer)

Date: November 22, 2017

Name: Tomoo Yoshida  Signature: /s/ Tomoo Yoshida  Title: Director

Date: November 22, 2017